UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	98-1773351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515-8 Research Blvd, Suite 300, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 425-7929

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2026 (the “Closing Date”), Flex Ltd. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower, the lenders party thereto, and Citibank, N.A., as administrative agent, which provides a senior delayed draw term loan credit facility (the “Credit Facility”) in an aggregate commitment amount of $1.45 billion. The Credit Facility under the Credit Agreement matures on the date that is 364 days after the date on or after the Closing Date on which the term loans are first funded pursuant to the Credit Agreement.

Loans under the Credit Agreement bear interest, at the Company’s option, at a floating rate, which can be, at the Company’s option, either (a) the Term SOFR (as defined in the Credit Agreement) plus an applicable margin or (b) the Base Rate (as defined in the Credit Agreement) plus an applicable margin, in each case, with such margin determined based on the Company’s senior long-term unsecured debt ratings.

The Credit Agreement contains various, customary covenants, including, but not limited to, restrictions on the Company and its subsidiaries’ ability to incur indebtedness, grant liens, dispose of material assets, merge or consolidate into other companies, materially change its business, and make certain accounting changes, in each case, subject to various exceptions. The Credit Agreement requires the maintenance of (i) a Debt/EBITDA Ratio (as defined in the Credit Agreement) not to exceed 4.00 to 1.00 as of the last day of any fiscal quarter of the Company and (ii) an Interest Coverage Ratio (as defined in the Credit Agreement) not to be less than 3.00 to 1.00 as of the last day of any fiscal quarter of the Company.

The Credit Agreement also includes various, customary events of default. Upon an event of default, commitments under the Credit Agreement may be terminated, and outstanding borrowings may be accelerated.

Proceeds from the Credit Agreement are to be used for general corporate purposes including the financing of the Company’s acquisition of Electrical Power Products, Inc. (“EP²”), with such planned acquisition previously disclosed in the Company’s Current Report on Form 8-K filed on March 30, 2026, and as otherwise permitted under the Credit Agreement.

The obligations under the Credit Agreement are not guaranteed by any subsidiary of the Company, though the Company may, at any time after the Closing Date and upon prior written notice to the administrative agent, cause any of its subsidiaries to become a subsidiary guarantor.

A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.01 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Credit Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 4, 2026, the Company issued a press release announcing that it had completed its acquisition of EP². A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.
10.01	Credit Agreement, dated as of April 30, 2026 among Flex Ltd., as borrower, the Lenders party thereto, and Citibank, N.A., as administrative agent.
99.1	Press release, dated May 4, 2026, issued by Flex Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Ltd.

Date:	May 4, 2026	By:	/s/ Kevin Krumm
			Name:	Kevin Krumm
			Title:	Chief Financial Officer

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